UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2024

Mama’s Creations, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40597	27-0607116
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Branca Road, East Rutherford, NJ	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 532-1212

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	MAMA	NASDAQ

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Mama’s Creations Inc. (the “Company”) held its Annual Meeting of Shareholders on July 3, 2024. At the meeting, the Company’s shareholders voted on the following matters:

1. Election of eight directors to the Company’s Board of Directors for terms expiring at the Annual Meeting in the year 2025.

Nominee	Votes For	Withheld	Broker Non-Votes
Alfred D’Agostino	15,067,082	7,178,855	7,311,708
Lynn Blake	22,087,682	158,255	7,311,708
Steve Burns	15,229,392	7,016,545	7,311,708
Meghan Henson	21,853,239	392,668	7,311,738
Dean Janeway	14,049,323	8,196,614	7,311,708
Adam L Michaels	21,912,923	333,014	7,311,708
Shirley Romig	21,634,036	611,892	7,311,708
Thomas Toto	15,075,225	7,170,712	7,311,708

2. Ratify the Audit Committee’s appointment of Rosenberg Rich Baker Berman and Company, Certified Public Accountants as the Company’s independent registered public accounting firm for the year ending January 31, 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,401,116	93,445	63,083	1

3. Advisory, non-binding vote to approve executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,045,718	3,153,761	46,449	7,311,717

4. Advisory, non-binding vote on the frequency of future advisory votes to approve executive compensation.

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
21,632,484	113,456	445,292	54,706	7,311,707

After considering the shareholders’ advisory vote results, the Company has determined that it will continue to hold say-on-pay votes annually.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mama’s Creations, Inc.

By:	/s/ Adam L. Michaels
Name:	Adam L. Michaels
Title:	Chief Executive Officer

Dated: July 9, 2024